EXHIBIT 10.9.3

THIS NOTE AND ANY SECURITIES THAT MAY BE ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

INyX PHARMA, LIMITED.

6% PROMISSORY NOTE DUE December 31, 2005

GBP2, 500,000	April 6, 2005

      INyX PHARMA, LTD., a company organized under the laws of England and Wales (the “Maker”), for value received, hereby promises to pay to STIEFEL LABORATORIES, INC., a New York corporation (the “Holder”), or its permitted assigns, in accordance with the terms and conditions of this Promissory Note (the “Note”) the aggregate principal amount of TWO MILLION FIVE HUNDRED THOUSAND POUNDS STERLING (GBP2, 500,000.00) (the “Principal Amount”), plus interest (computed on the basis of a 360 day year) on the Principal Amount from time to time remaining unpaid hereon at the rate of SIX PERCENT (6%) per annum from the date hereof until the entire Principal Amount hereof and all interest accrued thereon is paid. The Principal Amount hereof and interest hereon shall be payable in Pounds Sterling to the following account of the Holder in Miami, Florida: Bank of America NA, London, Swift BOFAGB22, Sort code 16-50-50, Acct name: Bank of America N.A. U.S. FX Operations, Acct number: 600890661010, FFC Stiefel Laboratories, or at such other location as the Holder may notify the Maker from time to time.

      1. Principal and Interest. The Maker will repay the Principal Amount to the Holder in three (3) equal quarterly installments of EIGHT HUNDRED THIRTY THREE THOUSAND THREE HUNDRED THIRTY THREE POUNDS STERLING AND THIRTY THREE PENCE (GBP833, 333.33) (each, a “Principal Installment Payment”). The first Principal Installment Payment, the second Principal Installment Payment and the final Principal Installment Payment will be due and payable on June 30, 2005, September 30, 2005 and December 31, 2005 (the “Maturity Date”), respectively. Interest shall be paid on a quarterly basis, commencing on April 6, 2005, and continuing on the last day of each calendar quarter thereafter until the outstanding Principal Amount of this Note has been paid in full to the Holder. All principal, interest, fees and expenses not otherwise paid in accordance with the terms of this Note shall become due and payable on the Maturity Date.

      2. Events of Default. The Maker agrees that the occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note: (i) the failure or refusal of the Maker to pay any sum as required under this Note within three (3) Business Days after such sum is due; (ii) the failure of Maker to observe or perform (A) any covenant, agreement or obligation contained in this Note or (B) in any material respect, any representation or warranty contained in this Note; (iii) the breach by the Maker, in any material respect, of any covenant, agreement, warranty, representation, or obligation of the Maker under that certain Manufacturing and Supply Agreement, by and between the Maker and the Holder, dated March 7, 2003 (the “Supply Agreement”) not cured within 60 days after written notice of the breach (as provided in Section 10.2 thereof); (iv) the termination of the Supply Agreement, other than a termination caused by the breach or insolvency of the Holder, or a termination of the Supply Agreement by the Holder without cause; (v) the Maker makes an assignment for the benefit of creditors, files a petition in bankruptcy, applies to or petitions any tribunal for the appointment of a custodian, receiver, intervenor or trustee for the Maker or a substantial part of the Maker’s assets; or if the Maker commences any proceeding under any bankruptcy, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if any such petition or application is filed or proceeding commenced against the Maker or if any such custodian, receiver, intervenor or trustee shall have been appointed and the same shall have not been dismissed within thirty (30) days after such filing commencement or appointment; and (vi) the Note, or any provision thereof, shall at any time after its execution and delivery and for any reason whatsoever, ceases to be in full force and effect, valid and enforceable in England or in the State of New York, U.S.A., or the Maker shall at any time fail to agree that the Note and all provisions hereof are in full force and effect, valid and enforceable both in England and the State of New York, U.S.A..

      In the event of an Event of Default, the Holder of the Note may, so long as such condition exists, declare the entire outstanding principal balance and unpaid accrued interest hereon immediately due and payable.

      3. Default Rate of Interest. At the Holder’s sole option the entire unpaid principal balance of the Note shall bear interest until paid at an augmented annual rate (the “Default Rate”) from and after the occurrence and during the continuation of any Event of Default, regardless of whether the Holder also elects to accelerate the maturity of the debt evidenced by this Note; provided, however, that after judgment all such sums shall bear interest at the greater of the Default Rate or the rate prescribed by applicable law for judgments. At the Holder’s sole option, all interest, which accrues at the Default Rate, shall be due and payable on the Holder’s demand from time to time. The Default Rate shall equal the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum interest rate permitted by applicable law, if any.

      4. Rights and Remedies. The Holder shall be entitled to pursue any and all rights and remedies provided by applicable law (including the New York Uniform Commercial Code) and under the terms of this Note, all of which shall be cumulative and may be exercised successively or concurrently. Upon the occurrence and during the continuation of any Event of Default, the Holder at its option may at any time declare any or all other liabilities of the Maker to the Holder immediately due and payable (notwithstanding any contrary provisions thereof) without demand or notice of any kind. In addition, the Holder shall have the right to set-off any and all sums owed to the Maker by the Holder in any capacity (whether or not then due) against the debt evidenced by this Note and/or against any other liabilities of the Maker to the Holder. The

Holder’s delay in exercising or failure to exercise any rights or remedies to which the Holder may be entitled if any Event of Default occurs shall not constitute a waiver of any of the Holder’s rights or remedies with respect to that or any subsequent Event of Default, whether of the same or a different nature, nor shall any single or partial exercise of any right or remedy by the Holder preclude any other or further exercise of that or any other right or remedy. No waiver of any right or remedy by the Holder shall be effective unless made in writing and signed by the Holder, nor shall any waiver on one occasion apply to any future occasion, but shall be effective only with respect to the specific occasion addressed in that signed writing. .

      5. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions herein will be made pursuant to and in accordance with Article 14 of the Supply Agreement.

      6. Prepayment. This Note may be prepaid by the Maker, in whole or in part, without incurring any prepayment penalty. Payments shall be applied first to the unpaid fees and expenses of the Holder, then to accrued and unpaid interest, with the balance to the Principal Amount.

      7. No Transfer. This Note may not be offered, sold, transferred, pledged or otherwise disposed of, in whole or in part, to any person or entity other than to any affiliate of the Holder.

      8. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

      9. Jurisdiction. The Maker irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Florida court or Federal court of the United States of America sitting in Miami-Dade County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and the Maker hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Florida State court or, to the fullest extent permitted by law, in such Federal court. The Maker hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      The Maker irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any Florida State or Federal court sitting in Miami-Dade County. The Maker hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      10. Waiver and Consent. To the fullest extent permitted by law, the Maker hereby: (a) waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Maker liable with respect to the Note; (b) waives any right to immunity from any such action or proceeding and waives any immunity or exemption of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of loans; and (c) waives any right to interpose any set-off or counterclaim or to plead any statute of limitations as a defense in any such action or proceeding, and waives all statutory provisions and requirements for the benefit of the Maker, now or hereafter in force.

      11. Costs, Indemnities and Expenses. The Maker agrees to pay all filing fees and similar charges and all costs incurred by the Holder in collecting or securing or attempting to collect or secure the Note, including attorneys’ fees, whether or not involving litigation and/or appellate, administrative or bankruptcy proceedings. The Maker agrees to pay any documentary stamp taxes, intangible taxes or other taxes (except for federal or state income or franchise taxes based on the Lender’s net income) which may now or hereafter apply to the Note or any payment made in respect of the Note or any security for the Note, and the Maker agrees to indemnify and hold the Holder harmless from and against any liability, costs, attorneys’ fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

      12. Maximum Interest Rate. In no event shall any agreed to or actual exaction charged, reserved or taken as an advance or forbearance by the Holder as consideration for the Note exceed the limits (if any) imposed or provided by the law applicable from time to time to the Note for the use or detention of money or for forbearance in seeking its collection; the Holder hereby waives any right to demand such excess. In the event that the interest provisions of this Note or any exactions provided for in this Note shall result at any time or for any reason in an effective rate of interest that transcends the maximum interest rate permitted by applicable law (if any), then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Holder in excess of those lawfully collectible as interest shall be applied against the principal of the Note immediately upon the Holder’s receipt thereof, with the same force and effect as though the payor had specifically designated such extra sums to be so applied to principal and the Holder had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments. During any time that the Note bears interest at the maximum lawful rate (whether by application of this Section, the Default Rate provisions of this Note or otherwise), interest shall be computed on the basis of the actual number of days elapsed and the actual number of days in the respective calendar year.

      13. WAIVER OF TRIAL BY JURY. EACH OF THE MAKER AND THE HOLDER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY LITIGATION BASED HEREON OR ARISING OUT OF OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY.

      IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed as of the date set forth below.

DATED: April 6, 2005

INyX PHARMA LIMITED.
By:	/s/ Steven J. Handley
	Name:	Steven J. Handley
	Title:	President

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